KRAMER LEVIN NAFTALIS & FRANKEL LLP




                                         February 26, 2009




North American Government Bond Fund, Inc.
40 West 57th Street, 18th Floor
New York, NY 10019


      Re:  North American Government Bond Fund, Inc.
           Post-Effective Amendment No. 22
           File No. 33-53598; ICA No. 811-7292

Gentlemen:

      We hereby consent to the reference of our firm as Counsel in this Post-Effective Amendment No. 22 to Registration Statement No. 33-53598 on Form N-1A.


                                         Very truly yours,



                                         /s/ Kramer Levin Naftalis & Frankel LLP










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